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                                                                     EXHIBIT 2.2

                                                                  CERTIFIED COPY

                                     /crest/


                                    Document

                                       of

                                  Dr. Stiegeler

                                     Notary

                           Karlsruhe Notary's Offices

                      Helmholtzstrasse 9 - 76133 Karlsruhe
                        P. O. Box 46 08 - 76030 Karlsruhe
                           Telephone: 07 21/9 26-62 63

                                                  DOCUMENT REGISTER 2 UR 4682/98

Bruker Daltonics, Inc.,
44 Manning Road, Billerica, MA 01821
USA




Order No. 1115 document cover (VB 2.79)


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2 UR 4682/98

                                 PUBLIC DOCUMENT

                                       of

                                  Dr. Stiegeler

                                     Notary

                          NOTARY'S OFFICE 2, KARLSRUHE

                       Helmholtzstrasse 9, 76133 Karlsruhe
                            Telephone: 0721/926-6263

                                 concerning the

                                 TRANSFER OF AN
                               INTEREST IN A GmbH



PLACE OF NOTARIAL RECORDING:
Helmholtzstrasse 9-11, Karlsruhe

DATE OF NOTARIAL RECORDING:
December ninth,
nineteen hundred ninety-eight


                              - December 9, 1998 -


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Present:

1. Ms. Isolde Laukien nee Mahler, born January 4, 1940, residing at Silberstreifen 8, 76287 Rheinstetten acting as sole executive of

     BRUKER-PHYSIK AKTIENGESELLSCHAFT

     located in Rheinstetten (Silberstreifen 4, 76287 Rheinstetten)

     listed in the Commercial Register of the Karlsruhe Amtsgericht [District Court], HRB 84.

     The notary has certified this power of representation based on inspection of the Commercial Register of the Karlsruhe District Court on December 4, 1998.

2. Mr. Jorg Laukien, born December 10, 1954, residing at Uhlandstrasse 10, 76275 Ettlingen,

     acting on his own account, and for account of

     the other heirs of the late Prof. Dr. Gunter Rudi Fritz Laukien as listed in the joint certificate of inheritance dated July 21, 1997 (Notary's Office 2, Karlsruhe - Probate Court - 2 GRN 157/97), the original of which is present today, a photocopy of which is attached to this document, the conformity of which with the original is hereby certified, based on the power of attorney dated May 15, 1998, submitted in the original, returned, and a photocopy of which is attached to this document, the conformity of which with the original is hereby certified.

3. Mr. Frank H. Laukien, born February 4, 1960, residing at 12 Smith Hill Road, Lincoln, MA 01773, USA,

     acting as President and Authorized Representative for

     BRUKER DALTONICS, INC., 44 MANNING ROAD, BILLERICA, MASSACHUSETTS 01821

     who submitted the originals of the elements of proof adjoining this document.

After their identities were established by means of Federal identity cards/passports, the persons appearing before me made the following declaration:


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                                       -3-

AT THE REQUEST OF THE PERSONS APPEARING BEFORE ME, I HEREBY DOCUMENT THEIR DECLARATIONS, WHICH THEY MADE WHILE BEING PRESENT TOGETHER AT THE SAME TIME, AS
FOLLOWS:

                                       I.

                               PRELIMINARY REMARKS

1.   The

                              BRUKER DALTONIK GmbH

     company, with headquarters in Bremen, is listed in the Commercial Register of the Bremen District Court HRB 8150.

2.   The nominal capital of the company is DM 5,000,000.00.

3.   The nominal capital is held as follows:

     a)   Bruker Physik AG
          Rheinstetten,
          A participating share in the amount of     DM 1,275,000.00

     b)   Community of heirs of Prof. Dr. G. Laukien
          A participating share in the amount of     DM 3,725,000.00

4. According to information from the parties concerned, the nominal capital is fully paid in.


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                                       -4-

                                       II.

                              TRANSFER OF INTEREST

The appearing parties as defined in paragraph 1 above hereby transfer their interest in the amount of DM 1,275,000.00 in the above-mentioned GmbH, along with all rights and in rem components in exclusive rights, to the appearing parties as defined in paragraph 3 above.

The appearing parties as defined in paragraph 2 above hereby transfer their interest in the amount of DM 3,725,000.00 in the above-mentioned GmbH, along with all rights and in rem components in exclusive rights, to the appearing parties as defined in paragraph 3 above.

Agreement has been reached concerning this transfer of rights. The transferee accepts this transfer. Security of the trade relationship is not desired.

                                      III.

                               TERMS/CONSIDERATION

1.   The transfer made today is effective as of today's date.

2. The transferee is entitled to the claim on a pro rata share in annual net profits for previous years and the current year, unless already paid out to the shareholders.

3. The contract price for the transferred interests is DM 9,030,000.00 (in words: nine million thirty thousand). Of that amount, the community of heirs receives DM 6,727,350.00 and Bruker Physik AG receives DM 2,302,650.00.

4.   The contract price must be paid by December 31, 1998.

                                     - 5 -


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                                       -5-

                                       IV.

                                    GUARANTEE

The transferor guarantees only the existence of the interest, the fact that it is paid up in the amount indicated, and the free and unfettered transfer of rights. More extensive liability, specifically for the quality of the business undertakings of the company, is ruled out.

                                       V.

                                     CONSENT

Pursuant to the partnership agreement, no consent of the company/shareholders is required for today's transfer of interest. By way of precaution, this consent is hereby given.

The manager here present, Mr. Frank Laukien, hereby accepts the application for transfer.

                                       VI.

                                      COSTS

All costs associated with this document and any inheritance taxes shall be paid by the appearing party as defined in paragraph 3 above. The bill of charges shall be sent to the Wangler Law Offices.

                                      VII.

                                   CONCLUSION

The notary informed those present of the Beurkundungsgesetz [Document Authentication Act], specifically section 16 GmbHG [Law on Limited Liability Companies], section 24 GmbHG, and the joint and several liability for costs of the interested parties. According to information provided by the interested parties, the company has real property in Bremen and Leipzig.


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                                       -6-

The interested parties expressly waived verification by the notary of the information regarding the content of the partnership agreement.

The notary recommended that tax professionals be consulted for purposes of obtaining tax advice and information.

CONCLUSION:

1. The notary provided the requisite information. Specifically, he informed the parties of the liability of transferors and transferees with respect to shares not fully paid in, the risk of advance performance, as well as the need to document any collateral agreements.

     The notary mentioned the duty of the general manager, pursuant to section 40 GmbHG, to file a revised shareholder list with the registration court.

2.   The following are to be distributed:

     -    a certified photocopy to each of the interested parties;
     - a certified photocopy to the Bremen Tax Office, pursuant to section 54 EStDV [Income Tax Implementing Regulation]
     - a certified photocopy for information to: Wangler Law Offices, Kriegsstrasse 133, 76135 Karlsruhe
     - announcement of the transfer to the registration court, Bremen District Court

     -    2 certified photocopies to the Bremen Tax Office
     -    Real Property Transfer Tax Office -
     -    2 certified photocopies to the Leipzig Tax Office
     -    Real Property Transfer Tax Office -.

The notary read the foregoing document aloud to the interested parties; it was approved by them, and signed by hand by them and by the notary, as follows:

/signatures/


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                      ACKNOWLEDGMENT OF TRANSLATION

                            April 13, 2000

     The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Share Purchase Agreement dated December 9, 1998 among the Registrant, Bruker Physik AG and the estate of Dr. Guenther R. Laukien is a fair and accurate English translation from German of the original executed agreement.

     BRUKER DALTONICS INC.


     By: /s/ David E. Plunkett
        --------------------------------
     Name: David E. Plunkett
     Title: Treasurer